UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

GALAXY GAMING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(IRS Employer Identification No.)

6480 Cameron Street Ste. 305
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-3254

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2022, Galaxy Gaming, Inc. (the “Company”), entered into Amendment Number 3 to the Employment Agreement, dated July 27, 2017 (and previously amended by Amendments No. 1 and No. 2), between the Company and Todd P. Cravens, the Company’s President and Chief Executive Officer. Amendment Number 3 (i) extends the term of the agreement from July 27, 2022, to July 26, 2024; (ii) provides for a potential equity incentive grant of stock for calendar year 2022 and calendar year 2023, with (x) a grant of 20,000 shares if the Company achieves 80% of its EBITDA Budget target (as adopted by the Board for the calendar year) for calendar year 2022, (y) a grant of 20,000 shares if the Company achieves 80% of its EBITDA Budget target (as adopted by the Board for the calendar year) for calendar year 2023, and (z) an additional grant under the following performance goals for each of calendar year 2022 and 2023: a) 100% of EBITDA Target – 20,000 Shares, b) 110% of EBITDA Target – 30,000 Shares, and c) 115% of EBITDA Target – 40,000 Shares; and (iii) increases Mr. Cravens annual compensation to $300,000 effective as of August 1, 2022.

All “shares” above will vest one year from the date of grant. Should Mr. Cravens leave the Company or be terminated with good cause prior the vesting date he will forfeit any and all rights to the shares. Pursuant to the Amendment, the Board of Directors maintain reasonable, good faith discretion to make adjustments to the Company's EBITDA performance relating to the Company’s Management Incentive Program, where appropriate in each year, to account for factors contributing positively and negatively to the Company's actual recorded EBITDA performance that could be considered (by the Board of Directors) unrelated to or not driven by the Company's performance.

In addition, should there be a circumstance that may trigger a change of control (as defined in the 2014 Equity Plan), in either the 2022 or 2023 calendar years, if not already granted, the 20,000 shares from each of the 2022 and 2023 CEO executive Incentive from the 80% EBITDA target, will be granted immediately. The Board retains discretion to be exercised reasonably and in good faith to accelerate the grant of remaining shares under the 2022 and 2023 Equity Incentives set forth in the Amendment No. 3.

The balance of the Employment Agreement, as previously amended, remains in full force and effect

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers

On June 15, 2022, the Company and Todd P. Cravens, the Company’s President and Chief Executive Officer, entered into an agreement to amend his Employment Agreements in the manner described in Item 1.01. The terms and conditions of the amendment are described under Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, as part of this report:

Exhibit Number	Description of Exhibit

10.1	Amendment No. 3 to the Employment Agreement dated July 27, 2017, between the Company and Todd P. Cravens.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2022

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer